UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

ACHIEVE LIFE SCIENCES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

ACHIEVE LIFE SCIENCES, INC.

1001 W. Broadway, Suite 400

Vancouver, British Columbia, Canada V6H 4B1

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Achieve Life Sciences, Inc., a Delaware corporation, will be held on May 22, 2018, at 2:00 p.m. Eastern time. The Annual Meeting will be held at DoubleTree Silver Spring, 8727 Colesville Road, Silver Spring, Maryland 20910, for the following purposes:

1.	To elect seven directors to serve until our next annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.	To authorize the issuance of securities to Lincoln Park Capital Fund, LLC, or LPC, in accordance with NASDAQ Marketplace Rule 5635 as more fully described in Proposal 3;

4.	To approve an amendment to our certificate of incorporation to effect a reverse stock split by a ratio not to exceed 1-for-10, as more fully described in Proposal 4;

5.	To approve an amendment to our certificate of incorporation to increase our authorized shares of common stock from 75,000,000 to 150,000,000, as more fully described in Proposal 5; and

6.	To transact such other business as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on March 29, 2018 are entitled to notice of, and to vote at, the Annual Meeting. For 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the Annual Meeting, during ordinary business hours at our principal executive office at the above address.

By Order of the Board of Directors,

Richard Stewart

Chief Executive Officer and Chairman

Vancouver, British Columbia, Canada

[                    ], 2018

Whether or not you plan to attend the annual meeting, we encourage you to vote and submit your proxy by telephone, via the Internet or by mail. For additional instructions on voting by telephone or via the Internet, please refer to the proxy card. To vote and submit your proxy by mail, please complete, sign and date the enclosed proxy card and return it in the enclosed envelope. If you attend the annual meeting, you may revoke your proxy and vote in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2018

The Company’s Proxy Statement and Annual Report on Form 10-K for the year ended

December 31, 2017 are available at ir.achievelifesciences.com.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

ACHIEVE LIFE SCIENCES, INC.

1001 W. Broadway, Suite 400

Vancouver, British Columbia, Canada V6H 4B1

PROXY STATEMENT FOR

2018 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Achieve Life Sciences, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders, or the Annual Meeting, to be held on May 22, 2018, at 2:00 p.m. Eastern time, or at any adjournment or postponement of the Annual Meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting.

The Annual Meeting will be held on May 22, 2018 at DoubleTree Silver Spring, 8727 Colesville Road, Silver Spring, Maryland 20910.

This Proxy Statement and accompanying proxy card will first be mailed on or about [                    ], 2018 to all stockholders entitled to vote at the Annual Meeting.

Voting Rights

Only stockholders of record at the close of business on March 29, 2018, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. At the close of business on March 29, 2018, we had [            ] shares of common stock outstanding.

Each stockholder of record is entitled to one vote for each share of common stock held on the record date on all matters. Dissenters’ rights are not applicable to any of the matters being voted on.

Board Recommendation

Our Board of Directors recommends that you vote:

•	FOR each of the nominees for the Board of Directors, who are Richard Stewart, Dr. Anthony Clarke, Donald Joseph, Jay Moyes, Scott Cormack, Stewart Parker and Martin Mattingly;

•	FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

•	FOR the approval of the issuance of securities to LPC in accordance with NASDAQ Marketplace Rule 5635 as more particularly described in Proposal 3;

•	FOR the approval of an amendment to our certificate of incorporation to effect a reverse stock split by a ratio not to exceed 1-for-10, as more fully described in Proposal 4; and

•	FOR the approval of an amendment to our certificate of incorporation to increase our authorized shares of common stock from 75,000,000 to 150,000,000, as more fully described in Proposal 5.

Voting of Proxies

All shares represented by a valid proxy received prior to the Annual Meeting will be voted, and, if you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card with no further instructions and do not hold your shares beneficially through a broker, bank or other nominee, your shares will be voted FOR each of the nominees for the Board of Directors, FOR the ratification of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2018, FOR the approval of the issuance of securities to LPC, FOR the approval of the reverse-stock-split, FOR the approval of the increase to the number of our authorized shares of common stock and in the discretion of the proxy holders with respect to any other matters that properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

How to Vote Your Shares

YOUR VOTE IS IMPORTANT. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Whether or not you expect to attend the Annual Meeting, please take the time to vote your proxy.

Stockholders of record, or “registered stockholders,” can vote by proxy in the following three ways:

By Telephone:	Call the toll-free number indicated on the enclosed proxy card and follow the recorded instructions.

Via the Internet:	Go to the website indicated on the enclosed proxy card and follow the instructions provided.

By Mail:	Mark your vote, date, sign and return the enclosed proxy card in the postage-paid return envelope provided.

If your shares are held beneficially in “street” name through a nominee such as a financial institution, brokerage firm, or other holder of record, your vote is controlled by that institution, firm or holder. Your vote by proxy may also be cast by telephone or via the Internet, as well as by mail, if your financial institution or brokerage firm offers such voting alternatives. Please follow the specific instructions provided by your nominee on your voting instruction card.

Even if you have given your proxy, you still may vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held beneficially through a bank, broker or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from the record holder. Should you wish to attend the Annual Meeting, directions to DoubleTree Silver Spring, 8727 Colesville Road, Silver Spring, Maryland 20910 can be obtained by contacting our Secretary at (604) 736-3678.

Revocability of Proxies

You may revoke or change any previously delivered proxy (including a proxy sent to you by someone other than us) at any time before the Annual Meeting by:

•	delivering a written notice of revocation to our Secretary at our principal executive office at 1001 W. Broadway, Suite 400, Vancouver, British Columbia, Canada V6H 4B1;

•	delivering a valid proxy bearing a later date or submitting a new later dated proxy; or

•	attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

If you hold shares in street name through a broker, bank or other nominee, you must contact that bank, broker or other nominee to revoke any prior voting instructions.

If you receive a proxy from someone other than us, see “Background of Stockholder Nominations” below.

Quorum

The presence, in person or by proxy, of at least a majority of the shares of common stock outstanding on the record date will constitute a quorum. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Votes Required to Approve Matters Presented at the Annual Meeting

Our directors are elected by a plurality of the votes of shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Approval of Proposals 2 and 3 require the affirmative vote of a majority of the shares of common stock properly cast at the Annual Meeting. Approval of Proposals 4 and 5 require the affirmative vote of a majority of the outstanding shares of common stock.

Broker Non-Votes

For banks, brokers or other nominee accounts that receive proxy materials only from us, they are entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. For “non-routine” matters, the beneficial owner of such shares is required to provide instructions to the bank, broker or other nominee in order for them to be entitled to vote the shares held for the beneficial owner. Proposal 1 (election of our directors) and Proposal 3 (approval of the issuance of our securities to LPC) will be treated as non-routine matters. The approval of Proposal 2 (the ratification of the selection of PwC as our independent public accounting firm), Proposal 4 (approval to effect a reverse-stock-split) and Proposal 5 (approval to increase the number of our authorized shares of common stock) will be treated as a routine matter, and, therefore, no broker non-votes are expected to exist with respect to these proposals. If you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on your behalf with respect to this proposal.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count on all matters to be decided at the Annual Meeting.

As noted above, broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business at the Annual Meeting. Broker non-votes, as well as abstentions from voting, will not, however, be treated as votes cast and, therefore, will have no effect on the outcome of Proposals 1, 2 and 3 and will have the effect of a vote against Proposals 4 and 5.

Solicitation of Proxies

We will bear the cost of soliciting proxies, including preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, via the Internet or by personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to these individuals for such services.

Availability of Proxy Statement and Annual Report on Form 10-K

Our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are available at www.sec.gov and on our website at ir.achievelifesciences.com. We have provided to each stockholder of record as of March 29, 2018, a copy of our consolidated financial statements and related information, which are included in our Annual Report on Form 10-K for fiscal year 2017. We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for fiscal year 2017, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Achieve Life Sciences, Inc., 1001 W. Broadway, Suite 400, Vancouver, British Columbia, Canada V6H 4B1, Attention: Investor Relations.

BOARD OF DIRECTORS

General

Directors are elected at each annual stockholders meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Currently, there are seven members of the Board of Directors. The following table sets forth information with respect to our current directors. The ages of such persons are shown as of March 29, 2018.

Name	Age	Position	Director Since
Richard Stewart	59	Director, Chairman and Chief Executive Officer	2017
Anthony Clarke	62	Director, President and Chief Scientific Officer	2017
Donald Joseph	64	Director, Member of the Audit Committee, Compensation Committee and Nominating and Governance Committee	2017
Jay Moyes	64	Director, Chairperson of the Audit Committee and Member of the Nominating and Governance Committee	2017
Scott Cormack	53	Director	2008
Martin Mattingly	61	Director, Chairperson of the Compensation Committee and Member of the Audit Committee and Nominating and Governance Committee	2010
Stewart Parker	62	Director, Chairperson of the Nominating and Governance Committee and Member of the Audit Committee and Compensation Committee	2010

During 2017, until their resignation on August 1, 2017, Neil Clendeninn, Jack Goldstein, and David Smith served as directors. Dr. Clendeninn served as a member of our Nominating and Governance Committee and as Chairperson of the Compensation Committee; Dr. Goldstein served as a member of our Audit, Compensation and Nominating and Governance Committees; and Mr. Smith serviced as a member of our Nominating and Governance Committee and Chairperson of our Audit Committee.

The Board of Directors held a total of seven meetings during fiscal year 2017. During fiscal year 2017, each of our then directors attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors held during the period he or she was a director; and (ii) the total number of meetings held by all committees on which the director served during the period he or she was a member.

Although we do not have a formal policy regarding attendance by directors at annual meetings of stockholders, we encourage directors to attend and, historically, most have done so. Five of our directors then in office were in attendance at the 2017 annual meeting.

Pursuant to our Corporate Governance Guidelines, the Board of Directors is required to hold at least four regularly scheduled meetings each year. At least one of these meetings must include budgeting and long-term strategic planning. Each director is expected to attend no fewer than 75% of the total of all meetings of the Board of Directors and meetings of the committees on which he or she serves.

Set forth below are the names of, and information concerning, our current directors.

Richard Stewart has served as our Chairman, Chief Executive Officer and a director since August 2017. Prior to our merger with Achieve Life Science, Inc., or the Merger, Mr. Stewart served as Chairman and as a director of Achieve Life Science, Inc. since it was founded in May 2015. Mr. Stewart is also a founder and a director of Ricanto Limited, a pharmaceutical asset optimization company, since 2009. Mr. Stewart has been Chairman and Chief Executive Officer of Renown Pharma Limited, a central nervous system company focused on Parkinson’s disease, since 2016. Prior to Achieve, Mr. Stewart was Chairman and Chief Executive Officer of Huxley Pharmaceuticals, Inc., a single purpose central nervous system company, during 2009, prior to Huxley

Pharmaceuticals, Inc.’s acquisition by BioMarin Pharmaceutical Inc. Mr. Stewart was Chief Executive Officer of Brabant Pharma Limited, a single purpose central nervous system company, from 2013 to 2014 prior to its acquisition by Zogenix Inc. He was a co-founder and Chief Executive Officer of Amarin Corporation plc, a central nervous system company focused on Parkinson’s disease and Huntington’s disease, from 2000 to 2007. Mr. Stewart was a co-founder and Chief Financial Officer, and later Chief Business Officer, of SkyePharma plc, a drug delivery company specializing in controlled release formulations, and held such positions from 1995 to 1998. Mr. Stewart holds a Bachelor of Science degree in Business Administration from the University of Bath. The determination was made that Mr. Stewart should serve on our Board of Directors our belief that it is of importance that the Board of Directors have the benefit of management’s perspective and, in particular, that of the Chief Executive Officer, as well as Mr. Stewart’s prior service on boards of directors, and extensive experience and innovations in the field of biotechnology. In addition, Mr. Stewart’s accomplishments provide the board of directors with in-depth product and field knowledge.

Anthony Clarke has served as our President and Chief Scientific Officer and director since August 2017. Prior to the Merger, Dr. Clarke served as Achieve Life Science Inc.’s Chief Scientific Officer and as a member of Achieve Life Science, Inc.’s board of directors since 2015. Dr. Clarke is a founder and director of Ricanto Limited since 2009. From 2016 to the present, Dr. Clarke has been Chief Scientific Officer of Renown Pharma Limited. Dr. Clarke was Chief Scientific Officer of Huxley Pharmaceuticals, Inc. during 2009, prior to Huxley Pharmaceuticals, Inc.’s acquisition by BioMarin Pharmaceutical Inc. Prior to Achieve, Dr. Clarke served as Chief Scientific Officer of Brabant Pharma Limited from 2013 to 2014 prior its acquisition by Zogenix Inc. Dr. Clarke served as Company Secretary of Alexza UK Ltd. and as Vice President International Development Operations of Alexza Pharmaceuticals Inc., a pharmaceutical development company, holding both positions from 2008 to 2009. Dr. Clarke served as the Vice President, Clinical Research and Regulatory Affairs at Amarin Corporation from 2005 to 2008. In addition, Dr. Clarke was Senior Director, Clinical and Regulatory Affairs, of Cephalon Europe and as Senior Director, Worldwide Pain Management, of Cephalon, Inc. from 2000 to 2004. Dr. Clarke held a number of management roles in other pharmaceutical companies prior to 2000 as well as academic posts and honorary academic posts. Dr. Clarke holds a Bachelor’s degree in Pharmacology from the University of Sunderland and a Ph.D. in psychopharmacology from the University of London. He was a Fellow of the Royal Statistical Society (UK) and is a current Fellow of the Royal Society of Medicine (UK). The determination was made that Dr. Clarke should serve on our Board of Directors due to his years of experience in the biotechnology industry, which enable him to contribute important strategic insights to the board of directors.

Donald Joseph has served as a director since August 2017. He currently serves as an advisor and consultant to biopharmaceutical and global health organizations. He has over twenty years of biopharmaceutical industry experience, including senior management positions in global health non-profit organizations. Mr. Joseph served as the Chief Legal Officer and Board Secretary of Humanigen (previously known as KaloBios Pharmaceuticals, Inc.), a publicly listed company, from June 2013 to November 2015. Prior to Humanigen, he was Chief Executive Officer of BIO Ventures for Global Health, or BVGH, from February to November 2012 and Chief Operating Officer from April 2010 to January 2012. He is a former Chairman and current Secretary and member of the BVGH board of directors. He has also served as Chief Operating Officer at the Institute for OneWorld Health, a non-profit drug development company. He previously served as general counsel, corporate secretary, and in other senior management roles at publicly held biopharmaceutical companies, including Abgenix and Renovis. Before entering the life sciences industry, Mr. Joseph practiced business law for a number of years in major firms, including as an international partner at Baker & McKenzie, one of the world’s largest law firms. He received his J.D. degree from the University of Texas School of Law, with honors. The determination was made that Mr. Joseph should serve on our Board of Directors due to his experience as an executive officer and director of a number of companies in the life sciences industry, as well as his extensive legal experience.

Jay Moyes has served as a director since August 2017. Mr. Moyes has served on the board of directors of BioCardia, Inc. since 2011, and on the board of directors of Puma Biotechnology, Inc. since 2012. He also served as a member of the board of directors of Osiris Therapeutics, Inc., from May 2006 to December 2017, and Integrated Diagnostics, a privately held molecular diagnostics company, from 2011 to 2016. Mr. Moyes served as a member of the board of directors of Amedica Corporation, a publicly traded orthopedics company, and as their Chief Financial Officer from 2013 to 2014. Mr. Moyes also served as Chief Financial Officer of CareDx, a publicly traded cardiovascular diagnostics company from 2008 to 2009. Prior to that, he served as Chief Financial Officer of Myriad Genetics, Inc., a publicly held molecular diagnostics company from 1993 until his retirement in November 2007. From 1991 to 1993, Mr. Moyes served as Vice President of Finance and Chief Financial Officer of Genmark, Inc., a privately held animal genetics company. Mr. Moyes held various positions with the accounting firm of KPMG from 1979 to 1991. He also served as a member of the Board of Trustees of the Utah Life Science Association from 1999 to 2006. Mr. Moyes holds a Masters of Business Administration from the University of Utah, a Bachelor of Arts in economics from Weber State University, and was formerly a Certified Public Accountant. The determination was made that Mr. Moyes should serve on our Board of Directors due to his experience as a member of the boards of directors of a number of companies in the life sciences industry, as well as his extensive finance and accounting experience.

Scott Cormack has been a director since August 2008. Mr. Cormack also served as our President and Chief Executive Officer from August 2008 until the consummation of the merger between OncoGenex Pharmaceuticals, Inc. and Achieve Life Science, Inc. in August 2017. He also co-founded OncoGenex Technologies Inc., currently known as Achieve Life Sciences Technologies Inc., which is our wholly owned subsidiary, and served as its President from May 2000 and its Chief Executive Officer from February 2002 until the consummation of the merger in August 2017. He has also served as a member of its Board of Directors since May 2000. Mr. Cormack currently serves on the Board of Directors of Chelation Partners Inc., Novelogics Biotechnology, Inc., The Vancouver Prostate Centre at Vancouver General Hospital, and the Prostate Centre’s Translation Research Initiative for Accelerated Discovery and Development. Mr. Cormack served as interim President, Chief Executive Officer and Chairman of the Board of Directors of Salpep Biotechnology Inc., an asthma and inflammation biotechnology company, from 2000 to 2001. From 1998 to 2001, Mr. Cormack served as Vice President of Milestone Medica Corporation, a seed venture capital firm investing in life sciences opportunities. Mr. Cormack holds a B.S. degree from the University of Alberta. The determination was made that Mr. Cormack should serve on our Board of Directors due to his extensive experience leading public life science companies and deep industry knowledge.

Martin Mattingly, Pharm.D., has served as a director since June 2010. Since December 2014 has served as a director of TRACON Pharmaceuticals, Inc. Previously, Dr. Mattingly served as the Chief Executive Officer of Trimeris, Inc., a biopharmaceutical company, from November 2007 until its merger with Synageva in November 2011. He also served on the Board of Directors of Trimeris, Inc. from November 2007 until November 2011. From 2005 to 2007, Dr. Mattingly was employed at Ambrx, Inc., a biopharmaceutical company, where he served as President and Chief Executive Officer. From 2003 to 2005, Dr. Mattingly served as Executive Vice President and Chief Operating Officer of CancerVax Corporation, a biotechnology company. From 1996 to 2003, he provided senior leadership in various management positions at Agouron Pharmaceuticals, Inc. and Pfizer, Inc., including serving as General Manager of the Agouron HIV division, Vice President, Product Development Group at Pfizer and Vice President, Global Marketing Planning at Pfizer. Dr. Mattingly holds a Pharm.D. degree from the University of Kentucky. The determination was made that Dr. Mattingly should serve on the Board of Directors as a result of his executive leadership experience in late-stage clinical development, public company expertise, and commercialization and business development experience with pharmaceuticals and biologics.

Stewart Parker has served as a director since March 2010. Ms. Parker served as the Chief Executive Officer of the Infectious Disease Research Institute, or IDRI, a nonprofit research organization focused on the development of products for the diagnosis, prevention, and treatment of neglected diseases from March 2011 to January 2014. Prior to IDRI, Ms. Parker managed the formation of Targeted Genetics Corporation, a biotechnology company, as a wholly owned subsidiary of Immunex Corporation, a biotechnology company, and served as its President and Chief Executive Officer and as a director from its spinout from Immunex Corporation in 1992 to November 2008. She served in various capacities at Immunex Corporation from August 1981 through December 1991, most recently as Vice President, Corporate Development. Ms. Parker currently serves on the Board of Directors of Sangamo BioSciences since June, 2014. She served on the Board of Directors and the executive committee of

BIO, the primary trade organization for the biotechnology industry. Ms. Parker has also served as a director of Targeted Genetics Corporation from 1992 to November 2008 and Neose Technologies, Inc. from May 2005 to January 2009. Ms. Parker received her B.A. and M.B.A. degrees from the University of Washington. The determination was made that Ms. Parker should serve on our Board of Directors due to her executive leadership experience in development-stage clinical development, public company expertise, and business development experience for pharmaceuticals and biologics.

Mr. Stewart, Dr. Clarke, Mr. Joseph and Mr. Moyes were each appointed to our board of directors upon consummation of the Merger on August 1, 2017 pursuant to the Agreement and Plan of Merger and Reorganization, dated as of January 5, 2017, by and among OncoGenex Pharmaceuticals, Inc., Ash Acquisition Sub, Inc., Ash Acquisition Sub 2, Inc. and Achieve Life Science, Inc.

Director Independence

Our Board of Directors has determined that Dr. Mattingly, Ms. Parker, Mr. Joseph and Mr. Moyes are “independent” under the applicable Securities and Exchange Commission, or the SEC, rules and the criteria established by The Nasdaq Stock Market LLC., or NASDAQ. In addition, prior to their resignation from the Board of Directors effective August 1, 2017, Neil Clendeninn, Jack Goldstein and David Smith were also determined to be “independent” under the foregoing standards.

Relationships Among Directors, Executive Officers and Director Nominees

There are no family relationships among any of our directors, executive officers or director nominees.

Stockholder Communication With the Board of Directors

Stockholders who are interested in communicating directly with members of the Board of Directors, or the Board of Directors as a group, may do so by writing directly to the member(s) c/o Secretary, Achieve Life Sciences, Inc., 1001 W. Broadway, Suite 400, Vancouver, British Columbia, Canada V6H 4B1. The Secretary will promptly forward to the Board of Directors or the individually named directors all written communications received at the above address that the Secretary considers appropriate.

Related-Party Transactions Policy and Procedure

Our Audit Committee is responsible for reviewing and approving all related-party transactions and conflict of interest situations involving a principal stockholder, a member of the Board of Directors or senior management. Our Code of Conduct and Business Ethics requires our executive officers and directors to report any conflicts of interest with our interests to our Audit Committee, and generally prohibits our executive officers and directors from conflicts of interest with our interests. Waivers of our Code of Conduct and Business Ethics with respect to an executive officer or director may only be granted by the Board of Directors or, if permitted by NASDAQ and any other applicable stock exchange’s rules, our Nominating and Governance Committee. We do not have a specific policy concerning approval of transactions with stockholders who own more than five percent of our outstanding shares.

Other than as disclosed below and in “Proposal 1” and “Executive Compensation,” from January 1, 2017 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was or is to be a party and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or any immediate family member of any of these individuals, had or will have a direct or indirect material interest.

In January 2016, Scott Cormack, our previous Chief Executive Officer, married Michelle Griffin, a prior consultant to our company. During 2017, Ms. Griffin was paid $0.1 million for consulting services. Ms. Griffin ceased to provide consulting services in connection with the Merger in August 2017 and was paid a termination fee of $0.6 million.

Board of Directors’ Committees

The Board of Directors has established separately designated Audit, Compensation and Nominating and Governance Committees to assist it in performing its responsibilities. The Board of Directors designates the members of these committees and the committee chairs annually, based on the recommendations of the Nominating and Governance Committee in consultation with the Chief Executive Officer and the Chairperson of the Board of Directors. The Nominating and Governance Committee reviews committee assignments from time to time and considers the rotation of committee chairpersons and members with a view towards balancing the benefits derived from the diversity of experience and viewpoints of the directors. The Board of Directors has adopted written charters for each of these committees, which are available on our website at ir.achievelifesciences.com under “Corporate Governance.” The chairperson of each committee develops the agenda for that committee and determines the frequency and length of committee meetings.

Audit Committee and Audit Committee Financial Expert

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is currently comprised of Jay Moyes (Chairperson), Donald Joseph, Martin Mattingly and Stewart Parker, each of whom the Board of Directors has determined satisfies the applicable SEC and NASDAQ independence requirements for audit committee members. In addition, prior to their resignations on August 1, 2017, Jack Goldstein served on the Audit Committee and David Smith was its Chairperson, and satisfied the foregoing standards. The Board of Directors has also determined that Mr. Moyes is an “audit committee financial expert,” as defined by the applicable rules of the SEC. The Audit Committee held six meetings during fiscal year 2017.

Audit Committee Responsibilities

The Audit Committee is responsible for, among other things:

•	reviewing the independence, qualifications, services, fees and performance of our independent registered public accounting firm;

•	appointing, replacing and discharging our independent registered public accounting firm;

•	pre-approving the professional services provided by our independent registered public accounting firm;

•	reviewing the scope of the annual audit and reports and recommendations submitted by our independent registered public accounting firm; and

•	reviewing our financial reporting and accounting policies, including any significant changes, with our management and our independent registered public accounting firm.

Please see the sections entitled “Report of the Audit Committee” and “Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm” for further matters related to the Audit Committee.

Compensation Committee

The Compensation Committee currently consists of Martin Mattingly (Chairperson), Donald Joseph and Stewart Parker, each of whom the Board of Directors has determined satisfies the applicable SEC and NASDAQ independence requirements. In addition, each member of the Compensation Committee has been determined to be an outside director under Section 162(m), of the Internal Revenue Code of 1986, as amended, or the Code, and a non-employee director under Rule 16b-3 as promulgated under the Exchange Act. In addition, prior to their resignations on August 1, 2017, Jack Goldstein served on the Compensation Committee and Neil Clendeninn was its Chairperson, and satisfied the foregoing standards. The Compensation Committee reviews and recommends to the Board of Directors the compensation for our executive officers and our non-employee directors for their services as members of the Board of Directors. The Compensation Committee does not have any explicit authority to delegate its duties. The Compensation Committee held four meetings during fiscal year 2017.

In 2017, the Compensation Committee retained Radford, an Aon Hewitt company and a provider of compensation market intelligence to the technology and life sciences industries, to provide a report summarizing relevant benchmark data relating to industry-appropriate peers and make recommendations regarding base salary, target total cash (base salary plus target cash incentives), severance and change-in-control provisions and the amounts and terms of long-term equity incentive awards for our executives as well as to benchmark and make recommendations regarding the initial and annual cash retainer amounts for directors and chairpersons of the Board of Directors and the various committees, as well as the amounts and terms of initial and annual long-term equity incentive awards for directors. No work performed by Radford during fiscal year 2017 raised a conflict of interest.

Please see the sections entitled “Executive Compensation” and “Director Compensation” for further matters related to the Compensation Committee and director and executive officer compensation matters.

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of Stewart Parker (Chairperson), Martin Mattingly, Jay Moyes and Donald Joseph, each of whom the Board of Directors has determined satisfies the applicable SEC and NASDAQ independence requirements. In addition, prior to their resignations on August 1, 2017, Neil Clendeninn, Jack Goldstein and David Smith served on the Nominating and Governance Committee, and satisfied the foregoing standards.

The Nominating and Governance Committee reviews, evaluates and proposes candidates for election to our Board of Directors, and considers any nominees properly recommended by stockholders. The Nominating and Governance Committee promotes the proper constitution of our Board of Directors in order to meet its fiduciary obligations to our stockholders, and oversees the establishment of, and compliance with, appropriate governance standards. The Nominating and Governance Committee held four meetings during fiscal year 2017.

Board of Directors Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer are currently filled by the same person, Richard Stewart. Our Board of Directors believes that the current Board leadership structure, coupled with a strong emphasis on Board independence and the role of the lead independent director, provides effective independent oversight of management while allowing the Board of Directors and management to benefit from Mr. Stewart’s extensive executive leadership and experience with the development of our lead product candidate, cytisine. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside of our company, while Mr. Stewart brings company-specific experience and expertise. Our Board of Directors believes that Mr. Stewart’s combined role enables strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

Lead Independent Director

Because Mr. Stewart is our Chief Executive Officer and Chairman, our Board of Directors appointed Donald Joseph to serve as our lead independent director. As lead independent director, among other responsibilities, Mr. Joseph presides over regularly scheduled meetings at which only our independent directors are present, serves as a liaison between the Chief Executive Officer and the independent directors and performs such additional duties as our Board of Directors may otherwise determine and delegate.

Board of Directors’ Role in Risk Oversight

Consistent with our leadership structure, our management is charged with the day-to-day management of risks that we face or may face and provides our Board of Directors with quarterly risk assessment and mitigation strategy updates, while our Board of Directors and its committees are responsible for oversight of risk management. The Audit Committee has responsibility for oversight of financial reporting related risks, including those related to our accounting, auditing and financial reporting practices. In addition, the Audit Committee annually reviews and assesses the adequacy of our risk management policies and procedures with regard to identifying our management of financial risks, reviews the quarterly updates on these risks that are received from management, and assesses the adequacy of management’s implementation of appropriate systems to mitigate and manage financial risks. Furthermore, under our Code of Business Conduct and Ethics, the Audit Committee is responsible for considering reports of conflicts of interest involving officers and directors. The Nominating and Governance Committee oversees corporate governance risks, including implementing procedures to ensure that the Board of Directors operates independently of management and without conflicts of interest. In addition, the Nominating and Governance Committee oversees compliance with our Code of Business Conduct and Ethics. The Compensation Committee oversees risks associated with our compensation policies, plans and practices. The Audit Committee, the Nominating and Governance Committee and the Compensation Committee each report to the Board of Directors regarding the foregoing matters, and the Board of Directors approves any changes in corporate policies, including those pertaining to risk management.

The Board of Directors has also adopted a Whistle Blowing Policy, which provides a means by which concerns about actual and suspected violations of our Code of Business Conduct and Ethics and other public interest matters are to be reported. We recognize that individuals may not feel comfortable reporting a matter directly to the appropriate persons at the company and therefore the Whistle Blowing Policy provides a mechanism by which a person may report a matter to NASDAQ OMX Group Corporate Services, Inc., a third party retained by us. Under the policy, the Chairperson of the Audit Committee determines whether and, if so, how an investigation is to be conducted and, together with the full Audit Committee in certain instances, resolves reported violations. In all cases, a report of the outcome is to be made to the Board of Directors.

Risk Assessment of Compensation Programs

We have determined that our compensation policies, plans and practices are appropriately balanced and do not create risks that are reasonably likely to have a material adverse effect on our company. To make this determination, our management reviewed the compensation policies, plans and practices for our executive officers, as well as for all other employees. We assessed the following features of our compensation, plans and practices: design, payment methodology, potential payment volatility, relationship to our financial results, length of performance period, risk-mitigating features, performance measures and goals, oversight and controls, and plan features and values compared to market practices. Based on this review, we believe that our compensation policies, plans and practices do not create risks that are reasonably likely to have a material adverse effect on our company.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during fiscal year 2017 served as one of our officers, former officers or employees nor received directly or indirectly compensation from the Company, other than in the capacity as a member of our Board and Compensation Committee. There was no direct or indirect control by the members of the Compensation Committee of the Company. No member of the Compensation Committee, directly or indirectly, is the beneficial owner of more than 10% of the Company’s equity, nor are they an executive officer, employee, director, general partner or a managing member of one or more entities that are together the beneficial owners of more than 10% of the Company’s equity. The Compensation Committee members are not aware of any business or personal relationship between (i) a member of the Compensation Committee and any person who has provided or is providing advice to the Compensation Committee; and (ii) an executive officer of the company and any firm or other person who is employed or is employing such person to provide advice to the Compensation Committee. During fiscal year 2017, none of our executive officers served as a member of the compensation committee of any other entity, one of whose executive officers served as a member of our Board of Directors or Compensation Committee, and none of our executive officers served as a member of the board of directors of any other entity, one of whose executive officers served as a member of our Compensation Committee. As of January 2018, Cindy Jacobs, our Chief Medical Officer, serves on the board of directors of Renown Pharma Limited, of which Richard Stewart, our Chief Executive Officer and Chairman of the Board, and Anthony Clarke, our President and Chief Scientific Officer, are executive officers. Dr. Jacobs does not receive any direct or indirect compensation for the Director position of Renown.

Director Nomination Process

Director Qualifications

Members of our Board of Directors must have broad experience and business acumen, a record of professional accomplishment in his or her field, and demonstrated honesty and integrity consistent with our values. In evaluating director nominees, the Nominating and Governance Committee considers a variety of factors, including, without limitation, the director nominee’s skills, expertise and experience, wisdom, integrity, the ability to make independent analytical inquiries, the ability to understand our business environment, the willingness to devote adequate time to Board of Directors’ duties, the interplay of the director nominee’s experience and skills with those of other directors, and the extent to which the director nominee would be a desirable addition to the Board of Directors and any committees of the Board of Directors. The Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of us and our stockholders. Additionally, in accordance with the applicable securities laws and NASDAQ requirements, a majority of the members of the Board of Directors must be “independent.” We do not have a policy regarding diversity, but the Nominating and Governance Committee does and will continue to consider each candidate’s experiences and qualities as described above and how these experiences and qualities complement the diversity of the Board of Directors.

Identification of Nominees by the Board of Directors

The Nominating and Governance Committee identifies nominees by first determining the desired skills and experience of a new nominee based on the qualifications discussed above. The Nominating and Governance Committee will solicit names for possible candidates from other directors, our senior level executives and individuals personally known to the directors, as well as third-party search firms. The Nominating and Governance Committee evaluates all possible candidates, including individuals recommended by stockholders, using the same criteria.

Stockholder Nominations

Our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors. The Nominating and Governance Committee will consider nominees properly recommended by stockholders. Stockholders wishing to submit nominations must provide timely written notice to our Corporate Secretary containing the following information:

•	the name and address of the stockholder proposing such business, which we refer to as a Nominating Person;

•	the class and number of our shares that are owned beneficially by the Nominating Person;

•	description of any agreement, arrangement or understanding with respect to Nominating Person and their respective affiliates or associates and each director nominee proposed by the Nominating Person;

•	description of any agreement, arrangement or understanding that has been entered into as of the date of the notice by the Nominating Person, whether or not such instrument or right is subject to settlement in underlying shares of capital stock of ours, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Nominating Person, with respect to securities of the corporation;

•	the Nominating Person is a holder of record of stock of ours entitled to vote at the Annual Meeting and intends to appear in person or by proxy at the meeting to propose such nomination;

•	the Nominating Person intends to deliver a proxy statement and/or form of proxy to holders of a sufficient number of holders of our voting shares to elect such nominee or nominees;

•	with respect to each director nominee proposed by the Nominating Person, such nominee’s written consent to being named in our proxy statement as a nominee and to serving as a director, if elected; and

•	such other information regarding the Nominating Person and each nominee proposed by the Nominating Person as would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations or proxies for election of directors, or would be otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated under the Exchange Act.

To be timely, a Nominating Person’s notice in respect of a director nomination must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices, Achieve Life Sciences, Inc., 1001 W. Broadway, Suite 400, Vancouver, British Columbia, Canada V6H 4B1, not less than 90 nor more than 120 calendar days prior to the first anniversary of the previous year’s annual meeting. In the event, however, that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date, notice must be delivered no more than 120 and not less than 90 days prior to the annual meeting or the close of business on the tenth day following the date which public disclosure of the date of such meeting is made.

Code of Ethics

We believe that sound corporate governance policies are essential to earning and retaining the trust of investors. We are committed to maintaining the highest standards of integrity. We have adopted a Code of Business Conduct and Ethics that is applicable to our principal executive officer, our principal financial officer and our principal accounting officer, as well as to all of our other employees and directors, and have posted such code on our website at ir.achievelifesciences.com.

Advisory Vote on Executive Compensation

In 2014 and 2017, we held advisory say-on-pay votes to approve the compensation of our executive officers, with approximately 95% and 99%, respectively, of the votes cast in favor of our executive compensation program. In light of the support by our stockholders of our executive compensation program, the Compensation Committee did not make any significant changes to our 2017 executive compensation program.

In addition, at our 2017 annual meeting of stockholders, a majority of our stockholders voted in favor of an advisory vote on executive compensation every three years, and, accordingly, our Board of Directors determined that we will hold an advisory vote on executive compensation at our annual meeting of stockholders every three years. We expect to hold the next vote on executive compensation at the 2020 annual meeting of stockholders.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees

The following persons are our 2018 director nominees, each of whom was recommended by the Nominating and Governance Committee and approved by the Board of Directors for nomination at the Annual Meeting:

•	Richard Stewart

•	Dr. Anthony Clarke

•	Donald Joseph

•	Jay Moyes

•	Scott Cormack

•	Martin Mattingly

•	Stewart Parker

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above. If a nominee is unable to serve or for good cause will not serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. Each nominee has consented to being named in this Proxy Statement and to serve if elected. We do not expect that any nominee will be unable to serve or for good cause will not serve as a director. Each director is elected annually to serve until the next annual meeting of stockholders or until a successor has been duly elected and has qualified.

Biographies of our 2018 director nominees are located above under the heading “Board of Directors – General.”

Director Compensation Overview

The charter of the Compensation Committee provides that the Compensation Committee is to recommend to the Board of Directors matters related to director compensation. The director compensation package for non-employee directors consists of annual cash compensation and stock options exercisable to purchase shares of our common stock. None of our employees are entitled to receive compensation for service as a director. Our director compensation policy for fiscal year 2017 is set forth below under the heading “Director Compensation Policy – 2017 Director Compensation.”

Director Compensation Policy

2017 Director Compensation

As part of its evaluation of compensation levels following our merger, the Compensation Committee recommended and the Board of Directors approved the retention of Radford to review compensation levels of our independent directors and committee members. Radford was instructed to benchmark and make recommendations regarding the initial and annual retainer amounts for directors and chairpersons of the Board of Directors and the various committees, as well as the amounts and terms of initial and annual long-term equity incentive awards for directors. Based on peer group analyses, the committee member and chair retainers, and equity compensation were adjusted to be more closely aligned with the market. As a result, the Board of Directors decided that the compensation for non-employee directors in connection with their service on the Board of Directors and its committees effective August 1, 2017 would be as follows:

•	An annual retainer of $60,000 was paid to the Lead Independent Director and $40,000 was paid to all other non-employee directors. These retainers were paid in quarterly installments. Each quarterly payment was conditioned on the director remaining a director on the date of actual payment, which was typically within 10 days following the completion of the respective calendar quarter.

•	Additional annual cash compensation for the chairpersons and members of each committee as set forth in the following table and paid on the same schedule and on the same terms as the non-employee director compensation described above:

	Chairperson	Other Members
Audit Committee	$15,000	$7,500
Compensation Committee	$10,000	$5,000
Nominating and Governance Committee	$7,500	$3,500

•	Any new director would have received a one-time initial grant of stock options to acquire 16,400 shares of our common stock upon becoming a director, which would vest monthly over three years from the date of grant.

•	Each director that was re-elected by our stockholders at an annual meeting was to receive a grant of stock options to acquire 11,000 shares of common stock. Each annual stock option would vest in full on the earlier of the first anniversary of the date of grant or the date immediately prior to our next annual meeting of stockholders.

Prior to August 1, 2017, our director compensation policy was as follows:

•	An annual retainer of $65,000 was paid to the Chairperson of the Board of Directors or the lead director and $40,000 was paid to all other non-employee directors, together with an excess meeting fee of $2,000 for each meeting held over 10 annual meetings. These retainers were paid in quarterly installments. Each quarterly payment was conditioned on the director remaining a director on the date of actual payment, which was typically within 10 days following the completion of the respective calendar quarter.

•	Additional annual cash compensation for the chairpersons and members of each committee as set forth in the following table and paid on the same schedule and on the same terms as the non-employee director compensation described above:

	Chairperson	Other Members
Audit Committee	$20,000	$10,000
Compensation Committee	$15,000	$7,500
Nominating and Governance Committee	$10,000	$5,000

•	Any new director would have received a one-time initial grant of stock options to acquire 8,000 shares of our common stock upon becoming a director, which would vest over three years, with one-third vesting at each of the first, second and third anniversaries of the date of grant. In addition, any new director also would have received an initial grant of restricted stock units, or RSUs, to acquire 4,000 shares of our common stock which would vest over three years.

•	Each director that was re-elected by our stockholders at an annual meeting was to receive a grant of stock options to acquire 5,000 shares of common stock and RSUs to acquire 2,500 shares of common stock, with the Chairman of the Board receiving additional RSUs to acquire 2,500 shares of common stock, promptly following re-election. Any director who was appointed or elected to the Board of Directors for the first time, and who received an initial stock option and RSU grant, would have received a first annual stock option and RSU grant in an amount equal to the product of the number of shares of common stock that would otherwise be subject to such annual stock option and RSU grant multiplied by the fraction of a year during which the director served on the Board of Directors immediately preceding the date of the annual meeting. Each annual stock option and RSU grant vests in full on the earlier of the first anniversary of the date of grant or the date immediately prior to our next annual meeting of stockholders.

Director Compensation Paid for 2017

The following table summarizes all compensation paid to or earned by non-employee directors who served during 2017 as compensation for board service during the 2017 fiscal year. SEC rules require this discussion regarding 2017 director compensation cover directors that served during 2017. Because our acquisition of Achieve Life Science, Inc. took place in August 2017, this director compensation information relates to persons who were directors of OncoGenex Pharmaceuticals, Inc. prior to its acquisition of Achieve Life Science, Inc. We note that Neil Clendeninn, Jack Goldstein and David Smith resigned upon completion of the merger on August 1, 2017.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1) (2)	Total ($)
Neil Clendeninn(3)	35,260	—	35,260
Scott Cormack	16,575	22,351	38,926
Jack Goldstein(3)	51,421	—	51,421
Donald Joseph	31,493	33,894	65,387
Martin Mattingly	59,068	22,351	81,419
Jay Moyes	24,241	33,894	58,135
Stewart Parker	60,123	22,351	82,474
David Smith(3)	38,198	—	38,198

(1)	The dollar amounts reflect the aggregate grant date fair value of equity awards granted within the fiscal year in accordance with the Financial Accounting Standards Board, or FASB, Accounting Standards Codification Topic 718 for stock-based compensation. These amounts do not correspond to the actual cash value that will be recognized by the directors when received. Assumptions used in the calculation of the amounts in this column are included in note 12 to our audited consolidated financial statements included in our 2017 Annual Report on Form 10-K. As of December 31, 2017, the following directors had the following number of options outstanding:

•	Scott Cormack: 35,089 options, of which 24,089 were vested as of December 31, 2017.

•	Donald Joseph: 16,400 options, of which 1,822 were vested as of December 31, 2017.

•	Martin Mattingly: 15,588 options, of which 4,588 were vested as of December 31, 2017.

•	Jay Moyes: 16,400 options, of which 1,822 were vested as of December 31, 2017.

•	Stewart Parker: 15,155 options, of which 4,155 were vested as of December 31, 2017.

•	Neil Clendeninn: forfeited the following options during 2017: 4,406 options at a weighted average exercise price of $60.31

•	Jack Goldstein: forfeited the following options during 2017: 4,973 options at a weighted average exercise price of $47.36.

•	David Smith: forfeited the following options during 2017: 4,588 options at a weighted average exercise price of $65.211.

(2)	These options were granted on August 15, 2017 under our 2017 Performance Incentive Plan with a vesting commencement date of August 1, 2017 and for each of Scott Cormack, Martin Mattingly and Stewart Parker vest 100% on August 1, 2018, and for Donald Joseph and Jay Moyes vest monthly over 36 months commencing from August 1, 2017.
(3)	Neil Clendeninn, Jack Goldstein and David Smith resigned from our Board of Directors upon the consummation of our merger in August 2017 and thus their compensation reported here pertain to the time period from January 1, 2017 through July 31, 2017.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES.

REPORT OF THE AUDIT COMMITTEE

In connection with the consolidated financial statements for the fiscal year ended December 31, 2017, the Audit Committee has:

•	reviewed and discussed the audited consolidated financial statements with management;

•	discussed with PWC, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communication with Audit Committees”; and

•	received the written disclosures and letter from PWC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with PWC its independence from us.

Based on the Audit Committee’s review of the audited consolidated financial statements and its discussions with management and PWC, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the 2017 fiscal year be included in our Annual Report on Form 10-K filed with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Jay Moyes, Chairperson

Donald Joseph

Martin Mattingly

Stewart Parker

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent specifically incorporated by reference in such filing.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On August 1, 2017, we dismissed Ernst & Young LLP, or E&Y, as our independent registered public accounting firm and appointed PricewaterhouseCoopers LLP, or PwC, as our new independent registered public accounting firm for the year ended December 31, 2017, both effective immediately. Our Audit Committee approved the dismissal of E&Y and the appointment of PwC.

The reports of E&Y on our financial statements for each of the fiscal years ended December 31, 2016 and December 31, 2015 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2016 and December 31, 2015, and the subsequent interim period through August 1, 2017, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between us and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference thereto in their reports on the financial statements for such years.

During the fiscal years ended December 31, 2016 and December 31, 2015, and the interim period through August 1, 2017, neither we, nor anyone acting on our behalf, consulted with PwC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on our financial statements, and PwC did not provide either a written report or oral advice to us that was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

A representative of PwC will be present at the Annual Meeting, will be given the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

Proxies solicited by management for which no specific direction is included will be voted “FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Fees Billed by Independent Registered Public Accounting Firm

The following is a summary of the fees billed by PwC for the fiscal year ended December 31, 2017 and by EY for the fiscal years ended December 31, 2017 and December 31, 2016 for professional services rendered to us: Amounts are presented in USD.

Fee Category	Fiscal 2017 PwC Fees(1)		Fiscal 2017 EY Fees(1)	Fiscal 2016 EY Fees(1)
Audit Fees	$100,910		$39,753	$201,572	(2)
Audit-Related Fees	$203,991	(2)	$67,487	$38,400
Tax Fees	$60,740	(4)		—
All Other Fees				—

Total Fees	$365,641		$107,240	$239,972

(1)	Accountant fees and services charged by PwC and Ernst & Young LLP are paid in Canadian dollars and shown in USD. For fiscal 2017, the fees were CDN$613,096 and was converted at an average exchange rate of US$1.00=CDN$1.2965. For fiscal 2016, the fees were CDN$319,963 and was converted at an average exchange rate of US$1.00 = CDN$1.3333.

(2)	Audit Fees for 2017 and 2016 are fees billed and to be billed for the audit of our consolidated financial statements, review of the consolidated financial statements included in our quarterly reports, and for services in connection with regulatory filings and engagements.

(3)	Audit-Related Fees include amounts billed for the audit of Achieve, prior to the reverse takeover, for 2016 and 2015 and quarterly review fees for the first and second quarter of 2017.

(4)	Tax fees billed by PwC relate to tax consulting services provided by PwC to OncoGenex Pharmaceuticals Inc. in 2017.

Audit Fees. Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports on Form 10-Q that are filed with the SEC.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, including accounting consultations and fees related to registration of securities.

Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. For audit services, our independent registered public accounting firm typically provides audit service detail in advance of the second quarter meeting of the Audit Committee, which outlines the scope of the audit and related audit fees. If agreed to by the Audit Committee, an engagement letter is formally accepted by the Audit Committee.

For non-audit services, our senior management will submit from time to time to the Audit Committee for approval non-audit services that it recommends the Audit Committee engage our independent registered public accounting firm to provide for the fiscal year. Our senior management and our independent registered public accounting firm will each confirm to the Audit Committee that each non-audit service is permissible under all applicable legal requirements. A budget, estimating non-audit service spending for the fiscal year, will be provided to the Audit Committee along with the request. The Audit Committee must approve both permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by our independent registered public accounting firm pursuant to this pre-approval process.

For the 2016 and 2017 fiscal years, the Audit Committee approved all of the services provided by PwC and Ernst & Young LLP described above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018.

PROPOSAL THREE:

APPROVAL OF THE ISSUANCE OF 20% OR MORE OF THE COMPANY’S

ISSUED AND OUTSTANDING COMMON STOCK TO LINCOLN PARK CAPITAL FUND LLC

Overview

On September 14, 2017, we entered into a purchase agreement with Lincoln Park Capital Fund, LLC (LPC), pursuant to which we have the right to sell to LPC our securities having an aggregate value of up to $11,000,000, subject to certain limitations and conditions set forth in the purchase agreement. We are submitting this Proposal Three to you in order to obtain the requisite stockholder authorization in accordance with The Nasdaq Listing Rules to sell shares of our common stock to LPC in excess of 20% of our outstanding shares of common stock (as of the date we entered into the purchase agreement), if we so choose, as more fully described below.

Agreement with LPC

Pursuant to the purchase agreement with LPC, LPC initially purchased $1,000,000 of our units, with each unit consisting of (i) one share of our common stock, and (ii) one warrant to purchase one-quarter of a share of our common stock at an exercise price of $3.496 per share. Each warrant is exercisable six months following the issuance date until the date that is five years and six months after the issuance date and is subject to customary adjustments.

After the initial purchase, if our stock price is above $1.00, as often as every business day over the 30-month term of the purchase agreement, and up to an aggregate amount of an additional $10,000,000 (subject to certain limitations) of shares of common stock, we have the right, from time to time, at our sole discretion and subject to certain conditions, to direct LPC to purchase up to 80,000 shares of common stock, with such amount increasing as the closing sale price of our common stock as reported on The Nasdaq Capital Market increases. The purchase price of shares of common stock pursuant to the purchase agreement is based on prevailing market prices of our common stock at the time of sales without any fixed discount, and we control the timing and amount of any sales of common stock to LPC. In addition, we may direct LPC to purchase additional amounts as accelerated purchases if on the date of a regular purchase the closing sale price of our common stock is not below $2.00 per share. As consideration for entering into the purchase agreement, we issued to LPC 123,516 shares of common stock. We did not receive any cash proceeds from the issuance of these shares.

From September 14, 2017 through March 1, 2018, we offered and sold 1,673,778 shares of our common stock pursuant to our purchase agreement with LPC, including the 328,947 shares that were part of the initial purchase of units. These sales resulted in gross proceeds to us of approximately $3.4 million. As of March 1, 2018, shares of our common stock having an aggregate value of approximately $7.6 million remained available for sale under this offering program. We currently intend to use the net proceeds from the sale of securities to LPC to advance clinical development of our product candidate cytisine and for general corporate purposes.

Requirement to Seek Stockholder Approval

The Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction (or a series of related transactions) other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance (20% Threshold). On the date we entered into the purchase agreement with LPC, we had 10,946,827 shares of common stock outstanding. Therefore, the maximum number of shares that we can issue to LPC under the purchase agreement without seeking stockholder approval is 2,190,698 shares of common stock.

As of March 1, 2018, we had issued 1,797,294 shares of our common stock to LPC under the purchase agreement, leaving only 393,404 shares of our common stock available for issuance without seeking stockholder approval. However, as of March 1, 2018, shares of our common stock having an aggregate value of approximately $7.6 million remained available for sale under this offering program. Based on the closing sale price of our common stock as reported on The Nasdaq Capital Market on such date, to fully utilize the remaining amount available to us, we would need to issue 6.0 million shares of common stock to LPC, which would be in excess of the 20% Threshold that requires stockholder approval under The Nasdaq Listing Rules. Accordingly, in order to be able to sell to LPC the full amount remaining under the purchase agreement, we are seeking stockholder approval to issue greater than 20% of our outstanding shares as of the date we entered into the agreement with LPC.

Possible Consequences of Approving this Proposal

Upon obtaining the stockholder approval requested in this Proposal Three, we would no longer be bound by the 20% Threshold restriction on issuances of common stock to LPC. If this Proposal Three is approved by our stockholders, we would be able to issue more than 2,190,698 million shares of common stock to LPC under the purchase agreement. The maximum number of shares of common stock that we may issue would fluctuate from time to time based on the price of our common stock. Assuming we received the stockholder approval we are requesting in this Proposal Three, and assuming and the total number of shares issuable under the purchase agreement were issued on March 1, 2018, a total of 6.0 million additional shares would be issuable to LPC, which have an approximate value of $7.6 million.

In addition, the additional shares that we could issue to LPC will result in greater dilution to existing stockholders and may result in a decline in our stock price or greater price volatility.

Each addition share of common stock that would be issuable to LPC would have the same rights and privileges as each share of our currently authorized common stock.

Possible Consequences of Not Approving this Proposal

If this Proposal Three is not approved by our stockholders, we will continue to be bound by the 20% Threshold restriction on issuances of common stock to LPC, we will be unable to sell more than 2,190,698 shares to LPC under the purchase agreement, and will be unable to fully maximize the amount of capital we can raise through sales to LPC. Assuming we did not receive the stockholder approval we are requesting in this Proposal Three, and assuming we had issued the full number of shares we could issue to LPC without removing the 20% Threshold as of March 1, 2018, we would have $7.6 million available under the purchase agreement that we would not be able to utilize. In addition, our inability to raise this additional capital may restrict our business activities, adversely impact our financial condition, and impact our ability to continue as a going concern.

Additional Information

For additional information regarding our purchase agreement with LPC, see our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 14, 2017, including the purchase agreement filed as Exhibit 10.1 thereto.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the shares of common stock properly cast at the Annual Meeting is required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE ISSUANCE OF 20% OR MORE OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK TO LINCOLN PARK CAPITAL FUND LLC.

PROPOSAL FOUR:

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE

OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT BY A RATIO NOT TO  EXCEED

1-FOR-10

General

We are seeking stockholder approval of an amendment to our certificate of incorporation to effect a reverse stock split of our outstanding common stock by combining outstanding shares of common stock into a lesser number of outstanding shares of common stock by a ratio of not more than 1-for-10, at any time prior to our 2019 annual meeting of stockholders, with the exact ratio to be set by our board of directors at its sole discretion. Our board of directors does not currently intend to implement the reverse stock split, but would like to maintain flexibility to do so in the event it determines that a reverse stock split is in the best interest of our company and our stockholders. Accordingly, the board of directors may elect to abandon the proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion. If the reverse stock split is approved and our board of directors determines it is in our and our stockholders’ best interests to implement the reverse stock split, upon the effectiveness of the amendment to our certificate of incorporation effecting the reverse stock split, the outstanding shares of our common stock would be reclassified and combined into a lesser number of shares such that one share of our common stock will be issued for a specified number of shares. The board of directors’ decision to implement the reverse stock split will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock and the listing requirements of The Nasdaq Capital Market.

If this Proposal 4 is approved by our stockholders as proposed, our board of directors would have the sole discretion to effect the amendment and reverse stock split at any time prior to our 2019 annual meeting of stockholders, and to fix the specific ratio for the reverse stock split, provided that the ratio would be not exceed 1-for-10. We believe that enabling our board of directors to fix the specific ratio of the reverse stock split within the stated range will provide us with the flexibility to implement the split, if at all, in a manner designed to maximize the anticipated benefits for our stockholders. The determination of the ratio of the reverse stock split will be based on a number of factors, described further below under the heading “—Criteria to be Used by Board in Deciding Whether to Apply the Reverse Stock Split.”

The reverse stock split, if approved by our stockholders and implemented by our board of directors, would become effective upon the filing of an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment. If our board of directors decides to implement the reverse stock split, the exact timing of the amendment would be determined by our board of directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders, but will not occur after our 2019 annual meeting of stockholders. In addition, our board of directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the amendment and the reverse stock split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State, our board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed. Our board of directors does not currently intend to implement the reverse stock split, but believes it is in the best interest of our company and our stockholders to maintain flexibility to implement a reverse stock split should the board of directors determine the advantages of a reverse stock split outweigh the disadvantages.

The form of the amendment to the certificate of incorporation to effect the reverse stock split, as more fully described below, will not change the number of authorized shares of common stock or preferred stock, or the par value of our common stock or preferred stock.

Purpose

If implemented, the primary purpose for effecting the reverse stock split would be to increase the per share trading price of our common stock so as to:

•	broaden the pool of investors that may be interested in investing in our company by attracting new investors who would prefer not to invest in shares that trade at lower share prices;

•	make our common stock a more attractive investment to institutional investors;

•	better enable us to raise funds to finance planned operations; and

•	maintain the listing of our common stock on The Nasdaq Capital Market.

An increased stock price may encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus improve liquidity and lower average transaction costs. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. A higher market price may enable institutional investors and brokerage firms with policies and practices such as those described above to invest in our common stock.

In evaluating the reverse stock split, our board of directors also will also take into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. Our board of directors plans to implement the reverse stock split if it determines that these potential negative factors are outweighed by the potential benefits, and believes that increasing the per share market price of our common stock as a result of the reverse stock split may encourage greater interest in our common stock and enhance the acceptability and marketability of our common stock to the financial community and investing public as well as promote greater liquidity for our stockholders.

The form of the proposed amendment to our certificate of incorporation to effect the reverse stock split, if implemented, is attached as Appendix A to this proxy statement. Any amendment to our certificate of incorporation to effect the reverse stock split will include the reverse stock split ratio fixed by our board of directors, which shall not exceed 1-for-10.

Criteria to be Used by Board in Deciding Whether to Apply the Reverse Stock Split

If our stockholders approve the reverse stock split, our board of directors will be authorized to proceed with the reverse split. In determining whether to proceed with the reverse split and setting the exact split ratio, if any, our board of directors will consider a number of factors, including clinical development activities, market conditions, and existing and expected trading prices of our common stock, as well as those factors described above.

Effect of the Reverse Stock Split

The reverse stock split would be effected simultaneously for all outstanding shares of our common stock. The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interest in our company, except to the extent that the reverse stock split resulted in any of our stockholders owning a fractional share. The reverse stock split would not change the terms of our common stock. After the reverse stock split, the shares of common stock would have the same voting rights and rights to dividends and distributions and would be identical in all other respects to the common stock now authorized, which is not entitled to preemptive or subscription rights, and is not subject to conversion, redemption or sinking fund provisions. The post-reverse stock split common stock would remain fully paid and non-assessable. The reverse stock split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the reverse stock split, we would continue to be subject to the periodic reporting requirements of the Exchange Act.

As of the effective time of the reverse stock split, we would adjust and proportionately decrease the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options, restricted stock units and warrants and other rights to acquire our common stock. In addition, as of the effective time of the reverse stock split, we would adjust and proportionately decrease the total number of shares of our common stock that may be the subject of the future grants under our stock plans.

As of the effective time of the reverse stock split, the conversion ratio by which shares of our outstanding preferred stock convert to common stock would also be automatically adjusted such that the number of shares of common stock issuable upon conversion of our preferred stock would be proportionally reduced. The reverse stock split would not change the number of authorized shares of our preferred stock.

Assuming reverse stock split ratios of 1-for-10, which reflect the low end, middle and high end of the range that our stockholders are being asked to approve, the following table sets forth (i) the number of shares of our common stock that would be issued and outstanding, (ii) the number of shares of our common stock that would be reserved for issuance pursuant to outstanding warrants, options and restricted stock units, and (iii) the weighted-average exercise price of outstanding options and warrants, each giving effect to the reverse stock split and based on securities outstanding as of [March 31, 2018].

	Number of Shares Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-2	Reverse Stock Split Ratio of 1-for-5	Reverse Stock Split Ratio of 1-for-10
Number of Shares of Common Stock Issued and Outstanding	12,747,932	6,373,966	2,549,586	1,274,793
Number of Shares of Common Stock Reserved for Issuance	1,735,149	867,574	347,029	173,514
Weighted Average Exercise Price of Options and Warrants	$15.40	$30.80	$77.00	$154.00

If this Proposal 4 is approved and our board of directors elects to effect the reverse stock split, the number of outstanding shares of common stock would be reduced in proportion to the ratio of the split chosen by our board of directors. Accordingly, if a reverse stock split is effected, the number of authorized shares of common stock that are available for issuance would be proportionally increased.

Additionally, if this Proposal 4 is approved and our board of directors elects to effect the reverse stock split, we would communicate to the public, prior to the effective date of the stock split, additional details regarding the reverse split, including the specific ratio selected by our board of directors. If the board of directors does not implement the reverse stock split by the date of our 2019 annual meeting of stockholders, the authority granted in this proposal to implement the reverse stock split will terminate.

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposed amendment, except to the extent of their ownership in shares of our common stock and securities convertible or exercisable for common stock.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

The effect of the reverse stock split upon the market prices for our common stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. We experienced a decline in our stock price after our previous reverse-stock split. If the reverse stock split is implemented, the post-split market price of our common stock may be less than the pre-split price multiplied by the reverse stock split ratio.

In addition, a reduction in number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock. Also, some stockholders may consequently own less than one hundred shares of our common stock. A purchase or sale of less than one hundred shares may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the reverse stock split may be required to pay modestly higher transaction costs should they then determine to sell their shares.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If our stockholders approve the proposal to effect the reverse stock split, and if our board of directors still believes that a reverse stock split is in the best interests of us and our stockholders, our board of directors will determine the ratio of the reverse stock split to be implemented and we will file the certificate of amendment with the Secretary of State of the State of Delaware. As soon as practicable after the effective date of the reverse stock split, stockholders will be notified that the reverse stock split has been effected.

Beneficial Owners of Common Stock. Upon the implementation of the reverse stock split, we intend to treat shares held by stockholders in “street name” (i.e., through a bank, broker, custodian or other nominee), in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee.

Registered Holders of Common Stock. Certain of our registered holders of common stock hold some or all of their shares electronically in book-entry form with our transfer agent, Computershare, Inc. These stockholders do not hold physical stock certificates evidencing their ownership of our common stock. However, they are provided with a statement reflecting the number of shares of our common stock registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares or payment in lieu of fractional shares, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of our common stock held following the reverse stock split.

Holders of Certificated Shares of Common Stock. As of the date of this proxy statement, certain of our shares of common stock were held in certificated form. Stockholders of record at the time of the reverse stock split who hold shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time that will contain the necessary materials and instructions on how a stockholder should surrender his, her or its certificates, if any, representing shares of our common stock to the transfer agent.

Fractional Shares

We would not issue fractional shares in connection with the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock, as reported on The Nasdaq Capital Market, on the last trading day prior to the effective date of the split. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

No Appraisal Rights

No action is proposed herein for which the laws of the State of Delaware, or our certificate of incorporation or bylaws, provide a right to our stockholders to dissent and obtain appraisal of, or payment for, such stockholders’ capital stock.

Accounting Consequences

The reverse stock split would not affect total assets, liabilities or shareholders’ equity. However, the per share net income or loss and net book value of the common stock would be retroactively increased for each period because there would be fewer shares of common stock outstanding.

Federal Income Tax Consequences

The following discussion is a summary of certain U.S. federal income tax consequences of a reverse stock split to us and to stockholders that hold shares of our common stock as capital assets for U.S. federal income tax purposes. This discussion is based upon current U.S. tax law, which is subject to change, possibly with retroactive effect, and differing interpretations. Any such change may cause the U.S. federal income tax consequences of a reverse stock split to vary substantially from the consequences summarized below.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Internal Revenue Code of 1986, as amended (the “Code”), including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, persons subject to the alternative minimum tax or Medicare contribution tax on net investment income, persons who hold their shares of our common stock as part of a hedge, straddle, conversion or other risk reduction transaction, persons who hold their shares of our common stock as “qualified small business stock” under Section 1045 and/or 1202 of the Code, or who acquired their shares of our common stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation.

The state and local tax consequences of a reverse split may vary as to each stockholder, depending on the jurisdiction in which such stockholder resides, and any state or local tax considerations are beyond the scope of this discussion. This discussion should not be considered as tax or investment advice, and the tax consequences of a reverse stock split may not be the same for all stockholders. Stockholders should consult their own tax advisors to understand their individual federal, state, local and foreign tax consequences.

Tax Consequences to the Company. We believe that a reverse stock split will constitute a reorganization under Section 368(a)(1)(E) of the Code. Accordingly, we should not recognize taxable income, gain or loss in connection with a reverse stock split. In addition, we do not expect a reverse stock split to affect our ability to utilize our net operating loss carryforwards.

Tax Consequences to Stockholders. Stockholders should not recognize any gain or loss for U.S. federal income tax purposes as a result of a reverse stock split, except to the extent of any cash received in lieu of a fractional share of our common stock. Each stockholder’s aggregate tax basis in shares of common stock received in a reverse stock split should equal the stockholder’s aggregate tax basis in the shares of common stock exchanged in the reverse stock split, reduced by the amount of any tax basis allocable to a fractional share for which cash is received. In addition, each stockholder’s holding period for the shares of common stock it receives in a reverse stock split should include the stockholder’s holding period for the shares of common stock exchanged in the reverse stock split.

In general, a stockholder who receives cash in lieu of a fractional share of common stock pursuant to a reverse stock split should generally recognize capital gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis allocable to the fractional share. Any capital gain or loss will be treated as long term capital gain or loss if the stockholder’s holding period in the fractional share is greater than one year as of the effective date of the reverse stock split.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the shares of outstanding common stock is required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT.

PROPOSAL FIVE:

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE

OF INCORPORATION TO INCREASE THE NUMBER OF OUR AUTHORIZED SHARES OF COMMON STOCK

We currently have a total of 80,000,000 shares of capital stock authorized under of certificate of incorporation, consisting of 75,000,000 shares of common stock and 5,000,000 shares of preferred stock. Our board of directors is asking our stockholders to approve an amendment that will increase the number of authorized shares of common stock from 75,000,000 to 150,000,000, and increase the number of authorized shares of all classes of stock from 80,000,000 to 155,000,000. The number of shares of authorized preferred stock would remain unchanged.

Our Board of Directors has determined that it would be in our best interests to increase the number of authorized shares of common stock in order to provide our company with the flexibility to pursue all finance and corporate opportunities involving our common stock, which may include private or public offerings of our equity securities, or to issue stock dividends, without the need to obtain additional stockholder approvals. There are currently no formal proposals or agreements that would require an increase in our authorized shares of common stock. Each additional authorized share of common stock would have the same rights and privileges as each share of currently authorized common stock.

As of March 31, 2018, 12,747,932 shares of common stock, $0.001 par value, were outstanding, leaving 62,252,068 shares of common stock available for issuance. As of December 31, 2017, we had reserved, pursuant to our 2017 Equity Incentive Plan, 1,052,200 common shares for issuance upon exercise of stock options, currently outstanding, by employees, directors and officers of ours. Additionally, as of December 31, 2017 we had reserved, pursuant to our 2010 Performance Incentive Plan, 68,507 common shares for issuance upon exercise of stock options and settlement of restricted stock units by employees, directors, officers and consultants of ours, of which 63,447 were reserved for options currently outstanding and 5,060 were reserved for restricted stock units currently outstanding. Additionally, as of December 31, 2017, we had warrants outstanding to purchase 82,237 shares of common stock from our September 2017 financing, from our April 2015 financing we had Series A-1 Warrants outstanding to purchase 21,748 shares of common stock, and from our July 2014 financing we had Series A Warrants outstanding to purchase 252,721 shares of common stock and Series B Warrants outstanding to purchase 60,933 shares of common stock. We have no shares of preferred stock outstanding.

At present, our board of directors has no immediate plans, arrangements or understandings to issue the additional shares of common stock. However, it desires to have the shares available to provide additional flexibility to use our common stock for business and financial purposes in the future as well to have sufficient shares available to provide appropriate equity incentives for our employees. The issuance of additional shares of common stock in the future will have the effect of diluting earnings per share, voting power and common shareholdings of stockholders. It could also have the effect of making it more difficult for a third party to acquire control of our company. The shares will be available for issuance by our board of directors for proper corporate purposes, including but not limited to, stock dividends, acquisitions, financings and equity compensation plans. Our management believes the increase in authorized share capital is in the best interests of our company and our stockholders and recommends that the stockholders approve the increase in authorized share capital.

The form of the proposed amendment to our certificate of incorporation to effect the increase in the number of our authorized shares of common stock is attached as Appendix B to this proxy statement. If the amendment is approved by the requisite vote of the stockholders, we will file an amended and restated certificate of incorporation with the Delaware Secretary of State as soon as reasonably practicable after the Annual Meeting. The amendment shall become effective upon filing with the Delaware Secretary of State.

Vote Required

The affirmative vote of a majority of the shares of outstanding common stock is required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK.

EXECUTIVE OFFICERS

The following table provides information regarding our current executive officers as of March 29, 2018.

Name	Age	Position With the Company
Richard Stewart	59	Chief Executive Officer and Chairman of the Board
Anthony Clarke	62	President and Chief Scientific Officer
Cindy Jacobs	60	Executive Vice President and Chief Medical Officer
John Bencich	40	Executive Vice President, Chief Financial Officer and Chief Operating Officer

Following are the biographies of the foregoing persons, except the biographies of Mr. Stewart and Dr. Clarke, which is located above under the heading “Board of Directors—General.”

Cindy Jacobs, Ph.D., M.D., has served as our Executive Vice President and Chief Medical Officer since August 2008, and had been Executive Vice President and Chief Medical Officer of OncoGenex Technologies Inc. from September 2005 to August 2008. From 1999 to July 2005, Dr. Jacobs served as Chief Medical Officer and Senior Vice President, Clinical Development of Corixa Corporation. Prior to 1999, Dr. Jacobs held Vice President, Clinical Research positions at two other biopharmaceutical companies. As of January, 2018 Dr. Jacobs also serves on the board of directors of Renown Pharma Limited. Dr. Jacobs received her Ph.D. degree in Veterinary Pathology/Microbiology from Washington State University and an M.D. degree from the University of Washington Medical School.

John Bencich has served as our Vice President and Chief Financial Officer since August 2014 and as our Executive Vice President and Chief Operating Officer since August 2017. Mr. Bencich joined us from Integrated Diagnostics, Inc., a molecular diagnostics company, where he served as Chief Financial Officer from September 2012 to August 2014. Prior to joining Integrated Diagnostics, he served as Chief Financial Officer of Allozyne, Inc. since July, 2011. Mr. Bencich was an independent consultant from November 2010 until he joined Allozyne. He served as the Vice President, Chief Financial Officer and Treasurer of Trubion Pharmaceuticals, Inc., a biotechnology company, from November 2009 until its acquisition by Emergent BioSolutions Inc. in October 2010. Mr. Bencich served as Trubion’s Senior Director of Finance and Accounting from May 2007 through November 2009. From September 2004 to April 2007, Mr. Bencich was an employee of Onyx Software Corporation, a software company, where he last served as Director of Finance and Corporate Controller. From 1999 to 2004, Mr. Bencich was an employee of Ernst & Young LLP, an international professional services firm, where he last served as a manager. Mr. Bencich received a B.A. in Accountancy from the University of San Diego and an M.B.A. from Seattle University. Mr. Bencich received his Certified Public Accountant Certification from the State of Washington and currently holds an active license.

EXECUTIVE COMPENSATION

During the 2017 fiscal year, our Named Executive Officers and their respective positions were as follows: Richard Stewart, Chairman and Chief Executive Officer; Scott Cormack, Former Chief Executive Officer, President, Treasurer and Secretary; Anthony Clarke, President and Chief Scientific Officer; Cindy Jacobs, Ph.D., M.D., Executive Vice President and Chief Medical Officer; and John Bencich, Executive Vice President, Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary.

Mr. Stewart, Mr. Cormack, Drs. Clarke and Jacobs and Mr. Bencich are referred to as our Named Executive Officers for purposes of this Proxy Statement.

SEC rules requires this discussion regarding 2017 executive officer compensation cover executive officers that served during 2017. We note that Mr. Stewart and Dr. Clarke were appointed to their positions upon completion of the merger on August 1, 2017 and Mr. Cormack resigned from his position as President, Chief Executive Officer, Treasurer and Secretary on August 1, 2017.

Summary Compensation Table

The following table sets forth information regarding the compensation of our Named Executive Officers for each of the fiscal years ended December 31, 2017, 2016 and 2015. The components of the compensation reported in the Summary Compensation Table are described below.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Total ($)
Richard Stewart,	2017	208,333		—	—	—	—	208,333
Chairman and Chief Executive Officer

Scott Cormack,	2017	317,889	(2)	—	—	—	—	317,889
Former President and Chief Executive Officer	2016	541,383	(3)	—	—	155,202	—	696,585
	2015	541,383	(4)	—	69,750	79,473	148,890	839,496

Anthony Clarke,	2017	175,000		—	—	—	—	175,000
President and Chief Scientific Officer

Cindy Jacobs,	2017	413,230		—	158,372	574,696	—	1,146,298
Executive Vice President and Chief Medical Officer	2016	413,225		—	—	69,840	—	483,065
	2015	413,225		—	34,875	39,737	82,650	570,487

John Bencich,	2017	335,833		75,000	158,372	574,696	—	1,143,901
Executive Vice President and Chief Financial Officer and Chief Operating Officer	2016	307,500		—	—	58,200	—	365,700
	2015	307,500		—	23,250	26,491	53,820	411,061

(1)

The dollar amounts in this column reflect the aggregate grant date fair value of equity awards granted during the fiscal year in accordance with FASB Accounting Standards Codification Topic 718 for stock-based compensation. These amounts do not correspond to the actual cash value that will be recognized by each of the Named Executive Officers when received. For a discussion of the assumptions and methodologies used to value the awards reported in this column, see note 10 to our audited consolidated financial statements, which are included in our 2017 Annual Report on Form 10-K. In 2016, the 2016 options awards included in this column were cancelled for each of Mr. Cormack, Dr. Jacobs and Mr. Bencich. These options vested upon either the positive results from the AFFINITY or ENSPIRIT trials, or the consummation of a change in control by December 31, 2016. Neither of these milestones were achieved, and therefore, all of the options granted to Mr. Cormack, Dr. Jacobs and Mr. Bencich in 2016 were cancelled. Additionally, in 2016, 8,000 and 5,000 performance RSUs were forfeited by Mr. Cormack and Dr. Jacobs, respectively, as the AFFINITY trial did not meet its primary endpoint.
(2)	From January 1, 2017 to May 15, 2017, Mr. Cormack’s salary was paid as to 50% in Canadian dollars of CDN$134,745 and 50% in U.S. dollars of $101,509. The portion paid in Canadian dollars was converted using the monthly average noon foreign exchange rate from the prior month for the current payment date, which resulted in an average exchange rate of US$1.00 = CDN$1.3274. On August 1, 2017, upon completion of the merger with Achieve Life Science, Inc., Mr. Cormack resigned as an officer of the Company. In connection with Mr. Cormack’s resignation, we entered into a Separation and Release Agreement with Mr. Cormack, pursuant to which he received, in exchange for releasing us from all claims, (i) a lump sum severance payment of approximately $1.1 million representing 24 months of Mr. Cormack’s then-current annual salary; (ii) a lump sum severance payment of approximately $75,000, representing 12 months of Mr. Cormack’s average monthly bonus earnings over the last 24-month period, (iii) payments to provide 24 months of continuing health care benefits, (iv) 100% vesting of Mr. Cormack’s outstanding equity awards and (v) agreement to reimburse Mr. Cormack’s for expense related to his 2017 tax returns.
(3)	From January 1, 2016 to June 15, 2016, Mr. Cormack’s salary was paid as to 25% in Canadian dollars of CDN$83,733 and 75% in U.S. dollars of $186,100. From June 16, 2016 to December 31, 2016, Mr. Cormack’s salary was paid as to 50% in Canadian dollars of CDN$192,046 and 50% in U.S. dollars of $146,624. The portion paid in Canadian dollars was converted using the monthly average noon foreign exchange rate from the prior month for the current payment date, which resulted in an average exchange rate of US$1.00 = CDN$1.3216.
(4)	For 2015, Mr. Cormack’s salary was paid as to 25% in Canadian dollars of CDN$171,720 and 75% in U.S. dollars of $406,037. The portion paid in Canadian dollars was converted using the noon spot foreign exchange rate at each payment date, which resulted in an average exchange rate of US$1.00 = CDN$1.2764.

2017 Equity Awards

Equity awards are granted to executive officers at the discretion of the Compensation Committee. In 2017, the Compensation Committee granted 274,000 options to purchase common stock and 54,800 restricted stock units to each of Cindy Jacobs and John Bencich. The stock options have an exercise price of $2.89 and vest as to 25% on August 1, 2018 and thereafter in monthly installments over 36 months. The restricted stock units vest annually over four years. Richard Stewart and Anthony Clarke did not receive stock options or restricted stock units due to their significant existing equity ownership.

2017 Bonuses

Annual bonuses for our executive officers are based on the achievement of corporate performance objectives, which in 2017 included the achievement of clinical development and financial milestones. In January, 2018, our compensation committee determined that approximately 22.9% of our 2017 corporate performance objectives were achieved, and determined that 22.9% of each executive officer’s target bonus should be awarded, provided that a financing was completed. As of the date of this proxy statement, no financing has been completed, and therefore, no bonuses have been awarded to our executive officers for 2017.

For 2017, Richard Stewart’s target bonus was equal to 50% of his annual base salary of $500,000, Anthony Clarke’s target bonus was equal to 55% of his annual base salary of $420,000, Cindy Jacob’s target bonus was equal to 40% of her annual base salary of $413,200 and John Bencich’s target bonus was equal to 40% of his annual base salary of $375,500. As of the date of this proxy statement, no financing has been completed, and therefore, no bonuses have been awarded to our executive officers for 2017.

Additionally, for 2017, the compensation committee awarded John Bencich a special one-time bonus of $75,000 for his extraordinary contribution to the successful completion of our merger.

Scott Cormack did not receive a 2017 bonus because he resigned as our Chief Executive Officer in August 2017.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding the outstanding equity awards held by the Named Executive Officers as of December 31, 2017. Mr. Stewart and Dr. Clarke did not hold any options or stock awards as at December 31, 2017.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)	Number of Shares or Units or Other Rights that Have Not Vested(#)		Market Value of Shares or Units or Other Rights that Have Not Vested ($)
Scott Cormack,	2,272	—	245.08	12/31/19	(1)
Former President and Chief Executive Officer	3,636	—	175.67	12/14/20	(2)
	3,409	—	143.00	05/08/22	(3)
	3,409	—	131.45	03/12/23	(4)
	4,545	—	129.69	03/14/24	(5)
	6,818	—	20.46	05/19/25	(6)
	—	11,000	2.89	08/01/27	(7)

Cindy Jacobs,	1,090	—	245.08	12/31/19	(1)
Executive Vice	1,818	—	175.67	12/14/20	(2)
President and	1,363	—	143.00	05/08/22	(3)
Chief Medical	1,818	—	131.45	03/12/23	(8)
Officer	2,209	63	129.60	03/14/24	(9)
	2,485	924	20.46	05/19/25	(10)
		274,000	2.89	08/01/27	(11)
								284	(12)	36,831
								454	(13)	17,728
								852	(14)	17,431
								54,800	(15)	158,372

John Bencich,	3,036	600	34.87	08/12/24	(16)
Vice President and Chief Financial Officer	1,661	611	20.46	05/19/25	(10)
		274,000	2.89	08/01/27	(11)			455	(17)	15,865
								568	(14)	11,621
								54,800	(15)	158,372

(1)	These stock options were granted under the 2007 Performance Incentive Plan and were fully vested on December 31, 2013.
(2)	These stock options were granted under the 2010 Performance Incentive Plan and were fully vested on December 31, 2014.
(3)	These stock options were granted under the 2010 Performance Incentive Plan and were fully vested on December 31, 2016.
(4)	These stock options were granted under the 2010 Performance Incentive Plan and were fully vested on August 1, 2017 in connection with Mr. Cormack’s resignation.
(5)	These stock options were granted under the 2010 Performance Incentive Plan and were fully vested on August 1, 2017 in connection with Mr. Cormack’s resignation.
(6)	These stock options were granted under the 2010 Performance Incentive Plan and were fully vested on August 1, 2017 in connection with Mr. Cormack’s resignation.

(7)	These stock options were granted under the 2017 Equity Incentive Plan as a Board member and vest on August 1, 2018.
(8)	These stock options were granted under the 2010 Performance Incentive Plan and were fully vested on December 31, 2017.
(9)	These stock options were granted under the 2010 Performance Incentive Plan and vest monthly over a 48-month period beginning January 1, 2014.
(10)	These stock options were granted under the 2010 Performance Incentive Plan and vest monthly over a 48-month period beginning January 1, 2015.
(11)	These stock options were granted under the 2017 Equity Incentive Plan and 25% vest on August 1, 2018 and thereafter in monthly installments over 36 months.
(12)	These RSUs were granted under the 2010 Performance Incentive Plan and vest annually over four years beginning January 1, 2014.
(13)	These RSUs were granted under the 2010 Performance Incentive Plan and vest annually over four years beginning June 12, 2014.
(14)	These RSUs were granted under the 2010 Performance Incentive Plan and vest annually over four years beginning January 1, 2015.
(15)	These RSUs were granted under the 2010 Performance Incentive Plan and vest annually over four years beginning August 1, 2017.
(16)	These stock options were granted under the 2010 Performance Incentive Plan and vest monthly over a 48-month period beginning August 12, 2014.
(17)	These RSUs were granted under the 2010 Performance Incentive Plan and vest annually over four years beginning August 12, 2014.

Potential Payments Upon Termination/Change of Control

Change of Control Under Our Equity Compensation Plans

The following discussion sets forth the change of control provisions provided for in our various equity compensation plans.

2007 Performance Incentive Plan

Under the 2007 Performance Incentive Plan, or the 2007 Plan, the administrator has the discretion to provide in each award agreement the terms and conditions with respect to a change of control that relate to (1) the vesting of an award and (2) the assumption of an award or issuance of comparable securities under an incentive program. If the terms of an option agreement provide for accelerated vesting in the event of a change of control, or to the extent that an option is vested and not yet exercised, the administrator may provide for the purchase or exchange of each option for an amount of cash or other property. Outstanding options shall terminate and cease to be exercisable upon a change of control except to the extent that the options are assumed by the successor entity, or parent of the successor entity, pursuant to the terms of the change of control transaction.

As used in the 2007 Plan, the term “change of control” means the occurrence of any of the following:

•	acquisitions of our securities possessing more than 50% of the total combined voting power of all of our outstanding securities;

•	a merger or consolidation with any other entity, whether or not we are the surviving entity in such transaction, except for a transaction in which the holders of our outstanding voting securities immediately prior to such merger or consolidation hold, as a result of holding our securities prior to such transaction, in the aggregate, securities possessing more than 50% of the total combined voting power of all of our outstanding voting securities or the voting securities of the surviving entity, or the parent of the surviving entity, immediately after such merger or consolidation;

•	the sale, transfer or other disposition, in one transaction or a series of related transactions, of all or substantially all of our assets; or

•	the approval by our stockholders of a plan or proposal for our liquidation or dissolution.

2010 Performance Incentive Plan

Under the 2010 Plan, the administrator has the discretion to provide in each award agreement the terms and conditions with respect to a change of control that relate to the vesting of an award and the assumption of an award or issuance of comparable securities under an incentive program. If the terms of an option agreement provide for accelerated vesting in the event of a change of control, or to the extent that an option is vested and not yet exercised, the administrator may provide for the purchase or exchange of each option for an amount of cash or other property. Outstanding options shall terminate and cease to be exercisable upon a change of control except to the extent that the options are assumed by the successor entity (or parent of the successor entity) pursuant to the terms of the change of control transaction. As used in the 2010 Plan, the term “change of control” means the occurrence of any of the following:

•	acquisitions of our securities possessing more than 50% of the total combined voting power of all of our outstanding securities;

•	a merger or consolidation with any other entity, whether or not we are the surviving entity in such transaction, except for a transaction in which the holders of our outstanding voting securities immediately prior to such merger or consolidation hold, as a result of holding our securities prior to such transaction, in the aggregate, securities possessing more than 50% of the total combined voting power of all of our outstanding voting securities or the voting securities of the surviving entity, or the parent of the surviving entity, immediately after such merger or consolidation;

•	the sale, transfer or other disposition, in one transaction or a series of related transactions, of all or substantially all of our assets; or

•	the approval by the stockholders of a plan or proposal for our liquidation or dissolution.

2017 Equity Incentive Plan

Under the 2017 Equity Incentive Plan, or the 2017 Plan, unless otherwise determined by the compensation committee, all outstanding awards will be subject to the agreement governing such merger, asset sale or other change of control transaction. Such agreement need not treat all such awards in an identical manner, and it will provide for one or more of the following with respect to each award: the continuation of the award, the assumption of the award, the substitution of the award, the full or partial acceleration of the award, the settlement of the award in cash, equivalents or securities of the successor entity (or its parent, if any) or the cancellation of the award in exchange for no consideration. In the event the successor corporation refuses to either assume, convert, replace or substitute awards, then the compensation committee will notify the award holder in writing or electronically that such award will be exercisable for a period of time determined by the compensation committee (in its sole discretion) and that the award will terminate upon expiration of such period.

In addition, in the event of a Corporate Transaction, the vesting of all awards granted to our non-employee directors shall accelerate and such awards shall become exercisable (as applicable) in full as of the time of consummation of such change in control transaction. As used in the 2017 Plan, the term “corporate transaction” means the occurrence of any of the following:

•	any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of our securities representing more than 50% of the total voting power represented by our then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than 50% of the total voting power of our securities will not be considered a Corporate Transaction;

•	the consummation of the sale or disposition by us of all or substantially all of our assets;

•	the consummation of a merger or consolidation of our company with any other corporation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by our voting securities or such surviving entity or our parent outstanding immediately after such merger or consolidation;

•	any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein our stockholders give up all of their equity interest in us (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of our capital stock); or

•	a change in the effective control of our company that occurs on the date that a majority of members of the Board of Directors is replaced during any 12 month period by members of the Board of Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election.

Termination and Change of Control Provisions Under Employment Agreements

As of December 31, 2017, we had employment agreements in place with each of our Named Executive Officers, except for Richard Stewart and Anthony Clarke, that provided for compensation upon the termination of their employment under certain circumstances, as described below.

Jacobs Agreement

Our agreement with Cindy Jacobs, referred to as the Jacobs Agreement, provides Dr. Jacobs with termination benefits in the event of an Involuntary Termination, provided that, in the case of termination for good reason, Dr. Jacobs has provided us with 30 days’ advance written notice and an opportunity to cure such breach during such 30-day period.

The Jacobs Agreement provides that if an Involuntary Termination occurs, we will be obligated to pay Dr. Jacobs a lump sum payment equal to 12 months of her then-current base salary. In addition, if Dr. Jacobs elects to continue her and her dependents’ health insurance coverage under COBRA, we must pay up to 12 months of Dr. Jacobs’ monthly premium under COBRA, provided that our obligation to pay the monthly premium will cease when Dr. Jacobs becomes eligible to receive substantially equivalent health coverage in connection with new employment. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, if there is an Involuntary Termination, then the time-based vesting restrictions, if any, will immediately lapse on an additional number of shares under all of Dr. Jacobs’ outstanding compensatory equity awards, which includes outstanding stock options granted to Dr. Jacobs under our equity compensation plans, that would have time-vested if Dr. Jacobs had continued in employment for 12 months following her Involuntary Termination.

The Jacobs Agreement provides for additional termination benefits if an Involuntary Termination occurs during the period beginning three months before and ending 12 months after a change in control or if such Involuntary Termination is required by the merger agreement, purchase agreement or other instrument relating to such change in control, or such Involuntary Termination is made at the express request of the other party or parties to the transaction constituting such change in control, each of which events is referred to as a Change in Control Termination. Upon such a Change in Control Termination, we will be obligated to pay Dr. Jacobs 15 months of her then-current base salary, plus a sum equal to 12 months of her average monthly bonus earnings, where such average is calculated over the 24-month period immediately preceding Dr. Jacobs’ separation from services and based on Dr. Jacobs’ bonuses paid in such 24-month period. In addition, our payment of monthly COBRA premiums as described above will be for up to 15 months instead of up to 12 months. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, upon a Change in

Control Termination, all vesting restrictions, if any, will immediately lapse on all of Dr. Jacobs’ compensatory equity effective as of her separation from service.

All termination benefits in the event of an Involuntary Termination or Change in Control Termination are subject to Dr. Jacobs’ execution, delivery and non-revocation of a general release of all litigation and other claims against us and our affiliates.

Bencich Agreement

Our agreement with John Bencich, referred to as the Bencich Agreement, provides Mr. Bencich with termination benefits in the event of an Involuntary Termination, provided that, in the case of termination for good reason, Mr. Bencich has provided us with 30 days’ advance written notice and an opportunity to cure such breach during such 30-day period. We may terminate the Agreement with or without cause by giving Mr. Bencich 30 days’ advance written notice, or a cash payment equivalent to 30 calendar days of his then-current base salary in lieu of providing such notice.

The Bencich Agreement provides that if an Involuntary Termination occurs, we will be obligated to pay Mr. Bencich a lump sum payment equal to 12 months of his then-current base salary. In addition, if Mr. Bencich elects to continue his and his dependents’ health insurance coverage under COBRA, we must pay in a lump sum payment the number of months of Mr. Bencich’s monthly premium under COBRA, that is equal to the 12 months. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, if there is an Involuntary Termination, then the time-based vesting restrictions, if any, will immediately lapse on an additional number of shares under all of Mr. Bencich’s outstanding compensatory equity awards, which includes outstanding stock options granted to Mr. Bencich under our equity compensation plans, that would have time-vested if Mr. Bencich had continued in employment for 12 months following his Involuntary Termination.

The Bencich Agreement provides for additional termination benefits if an Involuntary Termination occurs during the period beginning three months before and ending 12 months after a change in control or if such Involuntary Termination is required by the merger agreement, purchase agreement or other instrument relating to such change in control, or such Involuntary Termination is made at the express request of the other party or parties to the transaction constituting such change in control, each of which events is referred to as a Change in Control Termination. Upon such a Change in Control Termination, we will be obligated to pay Mr. Bencich 15 months of his then-current base salary, plus a sum equal to 15 months of his average monthly bonus earnings, where such average is calculated over the 24-month period immediately preceding Mr. Bencich’s separation from services and based on Mr. Bencich’s bonuses paid in such 24-month period. In addition, our payment of monthly COBRA premiums as described above will be for up to 15 months instead of up to 12 months. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, upon a Change in Control Termination, all vesting restrictions, if any, will immediately lapse on all of Mr. Bencich’s compensatory equity effective as of his separation from service.

All termination benefits in the event of an Involuntary Termination or Change in Control Termination are subject to Mr. Bencich’s execution, delivery and non-revocation of a general release of all litigation and other claims against us and our affiliates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock by the following persons as of March 29, 2018, except as otherwise noted in the footnotes to the table:

•	each person, entity or group who we know to beneficially own five percent or more of our voting securities;

•	each of our directors and director nominees;

•	each of our Named Executive Officers identified in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.

The address of each beneficial owner listed in the table is c/o Achieve Life Sciences, Inc., 1001 W. Broadway, Suite 400, Vancouver, British Columbia, Canada V6H 4B1. The percentages in the table below are based on [            ] shares of our common stock outstanding as of March 29, 20187. Except as indicated in the footnotes to the table and pursuant to applicable community property laws, to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The information provided in the table is based on our records and information filed with the SEC, unless otherwise noted.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(%)(1)
5% or Greater Stockholders:
Robert Schacter(2)	1,827,426	15
Ron Martell(3)	833,947	7

Named Executive Officers and Directors:
Richard Stewart(4)	2,198,588	17
Anthony Clarke(5)	1,625,136	6
Scott Cormack(6)	48,584	*
Cindy Jacobs(7)	19,176	*
John Bencich(8)	6,949	*
Martin Mattingly(9)	5,542	*
Stewart Parker(10)	5,291	*
Donald Joseph(11)	4,100	*
Jay Moyes(12)	4,100	*
All current officers and directors as a group (9 persons)(13)	3,741,048	[	]

*	Less than 1%
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days of March 29, 2018, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.
(2)	Based solely on a Schedule 13G filed by Robert Schacter on August 11, 2017. The address for the reporting person is c/o Reedland Capital Partners, 30 Sunnyside Avenue, Mill Valley, CA 94941.
(3)	Based solely on a Schedule 13G filed by Ron Martell on August 11, 2017. The address for the reporting person c/o Paul Hastings LLP, 101 California Street, Forty-Eighth Floor, San Francisco, CA 94111.
(4)	Represents 1,950,309 shares owned directly, 71,861 owned indirectly through his partner and 176,418 shares owned indirectly through Ricanto Limited as a principal owner.
(5)	Represents 550,455 shares owned directly, 359,305 shares owned indirectly through his spouse, 538,958 shares owned indirectly through his son and 176,418 shares owned indirectly through Ricanto Limited as a principal owner.

(6)	Represents 14,810 shares owned directly, 24,089 options, 9,685 shares owned indirectly through his spouse and exercisable within 60 days of March 29, 2018.
(7)	Represents 7,975 shares owned directly and 11,201 options exercisable within 60 days of March 29, 2018.
(8)	Represents 1,358 shares owned directly and 5,307 options and 284 RSUs exercisable within 60 days of March 29, 2018.
(9)	Represents 954 shares owned directly and 4,588 options exercisable within 60 days of March 30, 2018.
(10)	Represents 1,136 shares owned directly and 4,155 options exercisable within 60 days of March 29, 2018.
(11)	Represents 4,100 options exercisable within 60 days of March 29, 2018.
(12)	Represents 4,100 options exercisable within 60 days of March 29, 2018.
(13)	Represents for the current officers and directors as a group, 3,859,642 shares owned directly or indirectly as indicated above, and 57,540 options and 284 RSUs exercisable within 60 days of August 31, 2017.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC rules to furnish us with copies of all forms they file. Based solely on our review of the copies of such forms we received and written representations from certain reporting persons, we believe that all of our executive officers, directors and 10% stockholders timely filed all reports required to be filed under Section 16(a) during fiscal year 2017.

Delivery of Documents to Stockholders Sharing an Address

We have adopted a process for delivering documents to stockholders that has been approved by the SEC called “householding.” Under this process, stockholders of record who have the same address and last name will receive only one copy of our Annual Report and this Proxy Statement, unless we or one of our mailing agents has received contrary instructions from any stockholder at that address. We will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the Annual Report and this Proxy Statement at the same address, additional copies will be provided to you promptly upon either written or oral request. If you are a stockholder of record, you may contact us by writing to Achieve Life Sciences, Inc., Attention: Secretary, 1001 W. Broadway, Suite 400, Vancouver, British Columbia, Canada V6H 4B1 or calling (604) 736-3678. Eligible stockholders of record receiving multiple copies of our Annual Report and this Proxy Statement who wish to only receive one copy in the future, can request householding by contacting us in the same manner.

If you are a beneficial owner holding shares through your broker, bank or other nominee, you may request additional copies of the Annual Report or this Proxy Statement, or you may request householding, by notifying your broker, bank or other nominee.

Stockholder Proposals to Be Presented at 2019 Annual Meeting

Our bylaws provide that, for stockholder nominations to the Board of Director or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Secretary at 1001 W. Broadway, Suite 400, Vancouver, British Columbia, Canada V6H 4B1, Attn: Secretary.

To be timely for our 2018 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than the close of business on January 22, 2019 and not later than the close of business on February 21, 2019. A stockholder’s notice to our Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our bylaws.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2019 annual meeting must be received by us not later than December [20], 2018 in order to be considered for inclusion in our proxy materials for our 2019 annual meeting of stockholders.

Transaction of Other Business

At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Richard Stewart

Chief Executive Officer and Chairman

Vancouver, British Columbia, Canada

[                    ], 2018

APPENDIX A

PROPOSED AMENDMENT TO THE

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

The following two paragraphs would be added before the first paragraph of “Article IV – Authorized Capital”:

“Contingent and effective upon the filing of this Certificate of Amendment to the Second Amended Restated Certificate of Incorporation (the “Certificate of Amendment”), each [            ] ([                ]) shares of the Corporation’s Common Stock, par value $0.001 per share (the “Common Stock”), issued and outstanding prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.001 per share, of the Corporation (the “Reverse Split”). No fractional share shall be issued in connection with the foregoing combination of the shares pursuant to the Reverse Split. The Corporation will pay in each case the fair value of such fractional shares, without interest and as determined in good faith by the Board of Directors of the Corporation when those entitled to receive such fractional shares are determined.

The Reverse Split shall occur automatically without any further action by the holders of Common Stock, and whether or not the certificates representing such shares have been surrendered to the Corporation; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable as a result of the Reverse Split unless the existing certificates evidencing the applicable shares of stock prior to the Reverse Split are either delivered to the Corporation, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed, and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.”

A-1

APPENDIX B

PROPOSED AMENDMENT TO THE

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

The first two sentences of “Article IV – Authorized Capital” would be amended and restated in its entirety to read as follows:

“The Corporation is authorized to issue two classes of stock to be designated respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of stock which the Corporation shall have authority to issue is 155,000,000, of which (i) 150,000,000 shares shall be designated Common Stock and shall have a par value of $0.001 per share; and (ii) 5,000,000 shares shall be designated Preferred Stock and shall have a par value of $0.001 per share.”

B-1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:        ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
		☐	☐	☐
1.	Election of Directors
Nominees
01	Anthony Clarke 02 Scott Cormack 03 Donald Joseph 04 Martin Mattingly 05 Jay Moyes
06	Stewart Parker 07 Richard Stewart
The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.		For	Against	Abstain
2	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐

NOTE: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person and state your title. PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

3	To approve the issuance of 20% or more of the Company’s issued outstanding Common Stock to Lincoln Park Capital Fund, LLC.	☐	☐	☐
4	To approve an amendment to our Certificate of Incorporation to effect a reverse stock split.	☐	☐	☐
5	To approve and amendment to our Certificate of Incorporation to increase our authorized shares of Common Stock from 75,000,000 to 150,000,000	☐	☐	☐	NOTE: In their discretion, the proxies may transact such other business as properly comes before the meeting or any adjournment thereof.
		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

SHARES
CUSIP #
			JOB #			SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 22, 2018:

The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

ACHIEVE LIFE SCIENCES, INC.
Annual Meeting of Stockholders
May 22, 2018
This proxy is solicited by the Board of Directors

The undersigned hereby nominates and appoints Richard Stewart and John Bencich, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of ACHIEVE LIFE SCIENCES, INC. which the undersigned is entitled to represent and vote at the Annual Meeting of Stockholders to be held at DoubleTree Silver Spring, 8727 Colesville Road, Silver Spring, Maryland, on May 22, 2018 at 2:00 p.m. local time, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting on the matters listed on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
(Continued and to be signed on reverse side)